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                                                                   EXHIBIT 23.1





                     CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 13, 1996, except for Note 9, as to which the date is September 20, 1996, included in the Registration Statement (Form S-4) and related Prospectus of Conversion Technologies International, Inc. for the registration of 850,000 shares of the Company's common stock.


                            /s/ Ernst & Young LLP

                            Ernst & Young LLP


MetroPark, New Jersey
January 17, 1997